UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2013

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

888 Seventh Avenue, New York, New York		10106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on December 9, 2013. At the meeting, the following proposals were acted upon:

(1) Two Class I nominees for the Board of Directors were elected to three-year terms, expiring in 2016. The votes were as follows:

Name	For	Withheld	Broker Non-Votes
Mr. Arthur L. Simon	13,813,558	2,368,325	2,519,647
Mr. John P. Stenbit	13,642,470	2,539,413	2,519,647

Directors whose terms of office continued after the Company’s 2013 Annual Meeting of Stockholders and who were not subject to election at the 2013 Annual Meeting of Stockholders are John D. Harkey, Jr. and Michael B. Targoff whose terms expire in 2014 and Dr. Mark Rachesky and Hal Goldstein whose terms expire in 2015.

(2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The votes were as follows:

For	18,488,495
Against	45,633
Abstain	167,402

(3) Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The votes were as follows:

For	11,594,692
Against	3,951,425
Abstain	635,766
Broker Non-Votes	2,519,647

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

December 12, 2013	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary